EXHIBIT 21


                        Significant Subsidiaries
                                of Selas
                         Corporation of America



 Subsidiary                                      Place of Incorporation

 CFR-CECF Forumi-Ripoche                                 France

 CFR Portugal                                            Portugal

 Deuer Manufacturing, Inc.                               Ohio

 Nippon Selas                                            Japan

 Resistance Technology GmbH                              Germany
 Vertrieb von Elecktronikteilen

 Resistance Technology, Inc.                             Minnesota

 Lectret Precision PTE LTD                               Singapore

 RTI Electronics, Inc.                                   Delaware

 RTI Technologies PTE LTD                                Singapore

 SEER                                                    France

 Selas (SAS)                                             France

 Selas Italiana, S.A.                                    Italy

 Selas Engineering UK Ltd.                               England

 Selas Waermetechnik, GmbH                               Germany





 EXHIBIT 23





                    CONSENT OF INDEPENDENT AUDITORS





 The Board of Directors
 Selas Corporation of America:



 We consent to the incorporation by reference in the Registration Statements No. 33-33712 on Form S-3, No. 333-16377 on Form S-8, and No. 333-66433 on Form S-8 of Selas Corporation of America and subsidiaries of our reports dated February 19, 2001, relating to the consolidated balance sheets of Selas Corporation of America and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 2000, which reports are included in the December 31, 2000 annual report on Form 10-K of Selas Corporation of America.










 /s/KPMG LLP
 Philadelphia, Pennsylvania
 March 30, 2001







                                                          EXHIBIT 24





                           POWER OF ATTORNEY


             KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby consent and appoint Stephen F. Ryan and Francis A. Toczylowski, or either of them, his attorney to do any and all acts, including the execution of documents, which said attorneys, or either of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing under said Act of an annual report of the Company on Form 10-K for the year ended December 31, 2000, including the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, such annual report and any and all amendments thereto and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

              IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 30th day of March, 2001.



                                          /s/Mark S. Gorder

                                          /s/John H. Austin, Jr.

                                          /s/Frederick L. Bissinger

                                          /s/Nicholas A. Giordano

                                          /s/Michael J. McKenna